UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2026

XOMA ROYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310

Emeryville, California 94608

(Address of Principal Executive Offices)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey Trigilio as Chief Financial Officer

Effective January 12, 2026 (the “Effective Date”), the board of directors (the “Board”) of XOMA Royalty Corporation, a Nevada corporation (the “Company”), appointed Jeffrey Trigilio to succeed Thomas Burns as the Company’s Chief Financial Officer.

Mr. Trigilio, age 41, previously served in various leadership roles at Obsidian Therapeutics, Inc., a biotechnology company, from April 2024 to January 2026, including most recently as its Chief Financial and Operating Officer, where he was responsible for finance and accounting, business development, investor relations and program management. Prior to that, he served as the Chief Financial Officer at Cullinan Therapeutics, Inc. (Nasdaq: CGEM), a biopharmaceutical company, from September 2020 to March 2024. Before joining Cullinan Therapeutics, Inc., Mr. Trigilio served in a variety of financial, strategic and business development roles at numerous biotech companies, including Amylyx Pharmaceuticals, Inc. and Alexion Pharmaceuticals, Inc., after beginning his career in investment banking. Mr. Trigilio received his M.B.A. from Columbia Business School and his B.A. in Industrial and Labor Relations from Cornell University.

In connection with Mr. Trigilio’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Trigilio, effective as of the Effective Date (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Trigilio will receive an annual base salary of $515,000 and will be eligible to participate in the Company’s Corporate Achievement Goals Plan with an initial target annual cash bonus opportunity equal to 40% of his base salary. In addition, he will receive (i) an initial equity grant of 30,000 performance units, which will vest based on achievement of stock price hurdles over a performance period beginning on the Effective Date and ending on the earlier of (A) May 18, 2026 or (B) the Company’s 2026 annual meeting of stockholders, and (ii) an annual equity grant at the time annual grants are made in 2026 having a value approximately equivalent to 180,000, multiplied by the closing price of the Company’s common stock on the Effective Date.

The Employment Agreement also provides that, upon a termination by the Company without Cause or by Mr. Trigilio for Good Reason (each as defined in the Employment Agreement), subject to his execution of release of claims, Mr. Trigilio would receive (i) cash severance equal to 0.75 times his base salary, (ii) a pro-rated annual bonus based on actual performance, and (iii) subsidized continued health benefit coverage and outplacement services for nine months. If such termination occurs within the period beginning two months prior and ending 12 months after a change of control of the Company, Mr. Trigilio would instead receive (i) a lump sum cash payment equal to 1.5 times the sum of his base salary and target annual bonus, (ii) any earned but unpaid prior-year annual bonus, (iii) subsidized continued health benefit coverage for up to 18 months, (iv) outplacement benefits for up to 12 months, and (iv) accelerated vesting of Mr. Trigilio’s outstanding equity awards (subject to actual performance for any performance-based awards).

The Employment Agreement also obligates Mr. Trigilio to sign and comply with the Company’s standard confidentiality and inventions assignment agreement. The Company has also entered into its standard indemnity agreement with Mr. Trigilio, a form of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the Securities and Exchange Commission on August 13, 2025.

There is no arrangement or understanding between Mr. Trigilio and any other person pursuant to which he was appointed as an officer of the Company; there is no family relationship between Mr. Trigilio and any of the Company’s directors or other executive officers; and Mr. Trigilio is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

The full text of the Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Departure of Thomas Burns as Senior Vice President, Finance and Chief Financial Officer

Effective January 12, 2026, Thomas Burns stepped down from his position as Senior Vice President, Finance and Chief Financial Officer of the Company.

On January 15, 2026, Mr. Burns and the Company entered into a separation and consulting agreement and general release of claims (the “Separation and Consulting Agreement”) pursuant to which Mr. Burns’ employment with the Company ended on January 15, 2026. In consideration for the release of claims, (i) Mr. Burns will receive the severance payments and benefits set forth under his previously disclosed officer employment agreement, (ii) his outstanding performance stock unit awards for which the stock price hurdle was previously achieved were fully accelerated, and (iii) his remaining performance stock units will remain outstanding and eligible to vest upon satisfaction of the applicable stock price hurdles. Under the Separation and Consulting Agreement, Mr. Burns will provide transition and advisory services as a consultant for an initial three-month consulting period, with a monthly consulting fee of $16,000.

The full text of the Separation and Consulting Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Company and the Board extend their gratitude to Mr. Burns for his leadership and contributions to the Company.

Item 7.01.	Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release announcing the appointment of Mr. Trigilio as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on January 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA ROYALTY CORPORATION

Date: January 15, 2026	By:	/s/ Owen Hughes
	Name:	Owen Hughes
	Title:	Chief Executive Officer